Exhibit 25.1

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FORM T-1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|

___________________________

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)

One Wall Street, New York, New York (Address of principal executive offices)	10286 (Zip code)

Mildred Quinones-Holmes, Managing Counsel
The Bank of New York
One Wall Street, New York, New York 10286
Telephone: 212-635-1889
(Name, address and telephone number for agent for service)

___________________________

Entergy Gulf States Reconstruction Funding I, LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8834449 (I.R.S. employer identification no.)

Capital Center 919 Congress Avenue, Suite 840 Austin, Texas (Address of principal executive offices)	78701 (Zip code)

___________________________

Entergy Gulf States Reconstruction Funding I, LLC
SENIOR SECURED TRANSITION BONDS, SERIES A
(Title of the indenture securities)

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1. General information.  Furnish the following information as to the Trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, NY 10004-1417, and Albany, NY 12223
Federal Reserve Bank of New York	33 Liberty Plaza, New York, NY 10045
Federal Deposit Insurance Corporation	Washington, DC 20429
New York Clearing House Association	New York, New York 10005

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4. A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6. The consent of the Trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)

7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 21st day of May, 2007.

THE BANK OF NEW YORK
By:	/s/ Bryon Tinnin
	Name:	Bryon Tinnin
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31,
2006, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository
institutions:
Noninterest-bearing balances and currency
and coin	$3,375,000
Interest-bearing balances	11,937,000
Securities:
Held-to-maturity securities	1,729,000
Available-for-sale securities	17,670,000
Federal funds sold and securities purchased
under agreements to resell
Federal funds sold in domestic offices	3,953,000
Securities purchased under agreements to
resell	162,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned
income	3,730,000
LESS: Allowance for loan and
lease losses	286,000
Loans and leases, net of unearned
income and allowance	30,444,000
Trading assets	5,047,000
Premises and fixed assets (including
capitalized leases)	830,000
Other real estate owned	1,000
Investments in unconsolidated subsidiaries
and associated companies	292,000
Not applicable
Intangible assets:
Goodwill	2,747,000
Other intangible assets	981,000
Other assets	6,814,000
Total assets	$85,987,000

LIABILITIES
Deposits:
In domestic offices	$30,000,000
Noninterest-bearing	19,293,000
Interest-bearing	10,707,000
In foreign offices, Edge and Agreement
subsidiaries, and IBFs	33,219,000
Noninterest-bearing	472,000
Interest-bearing	32,747,000
Federal funds purchased and securities sold
under agreements to repurchase
Federal funds purchased in domestic
offices	671,000
Securities sold under agreements to
repurchase	185,000
Trading liabilities	2,479,000
Other borrowed money:
(includes mortgage indebtedness and
obligations under capitalized leases)	2,076,000
Not applicable
Not applicable
Subordinated notes and debentures	1,955,000
Other liabilities	6,527,000
Total liabilities	$77,112,000

Minority interest in consolidated
subsidiaries	144,000

EQUITY CAPITAL

Perpetual preferred stock and related
surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to
preferred stock)	2,134,000
Retained earnings	5,769,000
Accumulated other comprehensive income	-307,000
Other equity capital components	0
Total equity capital	8,737,000

Total liabilities, minority interest, and equity capital	$85,987,000

I, Thomas J. Mastro, Executive Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Executive Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi |
Gerald L. Hassell | Directors